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                            Translation from German

                             CONTRACT OF EMPLOYMENT

Cybernet Internet-Dienstleistungen AG
Stefan-George-Ring 19
81929 Munich

                              - hereinafter referred to as the "employer" -

and

Christina Moosmann
Schubertstr. 12, Vaterstetten

                              - hereinafter referred to as the "employee" -

are hereby concluding the following contract:


                      Section 1 Range of Responsibilities

(1) You are employed as the responsible manager of the Financial, Accounting and Controlling Departments. You will report to the managing board directly, and you will be consulted for all major economic decisions of the managing board. Major decisions within your range can, if they are contrary to your opinion, only be made with a majority decision of the managing board. You receive commercial procuration.

(2) If required and as far as can be expected of you, you shall temporarily also take over tasks which are beyond your actual range of responsibilities.

(3) Your employer can also employ you in another, equivalent position for a limited period. You engage yourself to carry out all tasks you are entrusted with thoroughly and to your best effort, using all your knowledge, abilities and experiences. This implies that you will also work beyond usual working hours and on week-ends, if required.


                            Section 2 Working Hours

(1)  The regular weekly working hours shall be 40 hours.

(2) The working hours are flexibly determined by the employer respectively in consent with the employee.


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                         Section 3 Duration/Termination

(1) The employment starts on 01.10.1997 and shall be of unlimited duration. Each of the two contracting parties can terminate the employment subject to a period of notice of six months, to take effect at the end of a month.

(2) The employment expires at the end of the quarter in which you reach the age of 65 without the requirement of termination. As for the rest, the statutory provisions of termination shall apply.

(3) Even after termination was pronounced, you are engaged to carry out your tasks thoroughly until the end of the employment. The employer is free to release you from further service after termination. That time will be credited for eventual right to holiday. In this case the employer is engaged, however, to pay you your earnings until the expiry of the contract unless you yourself wish to be released from further service.

                             Section 4 Remuneration

(1) You will receive an annual salary of DM 140,000 gross which will be paid, withholding the statutory deductions, in twelve equal instalments.

(2) Increases in salary will become effective upon written notice of the employer.

(3) As far as you work excess hours (more than 40 hours a week), they are covered by your salary.

(4) The earnings are, at the end of the respective month of payment, subsequently transferred to an account to be indicated by you.

                               Section 5 Holiday

(1) You have a right to a holiday of 30 working days a year. In the calendar year of the start and the expiry of the employment, 1/12 of the annual holiday will be granted for every complete month in which the employment existed unless the complete right to holiday arised and was granted.

(2) You can assert your right to a holiday after 6 months of service with the firm for the first time.

(3) The timing of the holiday shall depend on the internal requirements. As far as possible, your wishes will be taken into consideration.

(4) The holiday has to be granted and taken during the current calendar year. If urgent business-related or personal reasons of the employee justify it, which has to be proven,

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     holiday which has not been taken can be transferred to the subsequent calendar year after prior written consent of the employer. In case holiday has been transferred, it has to be requested and taken by 31.3. of the subsequent calendar year. After this date, holiday which has not been taken lapses; holiday compensation will not be made.

           Section 6 Work Results which are protectable by Copyright
                           (Computer Programmes a.o.)

(1) You assign the employer an exclusive, unrestricted licence unlimited in duration and territory for all known types of utilization as well as property rights of the work results prepared by you as far as they result from your activity pursuant to the contract of employment or are decisively based on experiences, works or documents of the employer.

(2) You approve of the employer as sole proprietor of these licences processing, redesigning, translating or further developing these work results without your express consent. Furthermore, the employer may duplicate, transfer to vision or sound carriers and data media or otherwise utilize these work results in their original or in processed, redesigned, translated or further developed form without your express consent.

(3) Furthermore the employer is entitled in every particular case to transfer above licences or parts thereof to third parties or to grant third parties these licences without further consent.

(4) The granting of above rights shall remain effective even after the employment has been terminated.

(5) The right to make an author's copy as well as the right of access to the work results shall be excluded. You engage yourself to document the work results you prepared within the employment pursuant to the instructions and the respectively effective guidelines of the employer, and to return work results and documents to the employer or grant him unrestricted access upon your withdrawal so that he can exert his licences.

(6) All claims for the transfer of the licences and rights of utilization to the employer as well as all other eventual claims for remuneration resulting from the copyrights of the work results now or in future are covered by your salary.

(7) Above regulation shall apply accordingly as far as the result of your work is not protectable or protected by copyrights but by related property rights, patent rights or the general law of unfair competition.


                     Section 7 Secrecy and Data Protection

(1) With your signature under this contract, you also engage yourself to observe the data secret pursuant to the provisions of the Federal Data Protection Act. Pursuant to the latter, you are prohibited from processing or using person-related data without authorization.
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(2)  You shall observe secrecy regarding all internal or business secrets of the employer as well as all other matters and affairs you get notice of within your activity. You shall provide for no third parties getting notice of the aforementioned without authorization. The obligation to observe secrecy shall in particular apply to matters and affairs which concern the business partners of the employer.

(3) The obligation to keep all internal and business secrets secret shall continue after the employment has been terminated.

(4) Any violation of the obligation to observe secrecy shall be considered good cause in any case, which entitles the employer to extraordinary termination of this contract.


      Section 8 Side-line Employment/Prohibition to Entice Customers Away

(1) Starting side-line employments requires prior written consent of the employer. In the case of contravention, the employer reserves the right to assert claims for damages. The right of extraordinary termination for good cause shall remain unaffected thereby.

(2) In the case of termination of this contract, the employee shall not try to get customers of the employer or court them.


                       Section 9 Voluntary Contributions

Voluntary contributions (benefits) granted by the employer represent a non-recurring remuneration for the fidelity and services rendered by the employee so far. Even recurring benefits are only granted voluntarily and do not give cause for a claim for repetition. In particular they do not represent a business exercise either.


                          Section 10 Preclusive Period

(1) All mutual claims resulting from the contractual relationship and all claims which are related to the contractual relationship are excluded unless they are made towards the other party in writing within 3 (three) months. The three-month period starts on the date of the claim.

(2) If the other party rejects the claim, it shall be excluded unless it is enforced by order of the court within three months after the rejection. If the other party does not make a statement within three months after the assertion of the claim, the latter shall be excluded unless it is subsequently enforced by order of the court within a time limit of another three months.
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                          Section 11 Final Provisions

(1) Modifications and supplements of this contract must be in writing. This shall also apply to cancelling this requirement of written form.

(2)  Oral subsidiary agreements have not been made.

(3) If individual provisions of this contract or parts thereof should be or become ineffective, the effectiveness of the other provisions shall not be affected thereby. Gaps or ineffective regulations have to be supplemented in such manner that a different regulation is found that comes, in its economical purpose, closest to what the parties would have intended under consideration of the purpose intended with the contract if they had taken the gap or ineffectiveness into consideration.

Munich, 28.4.97                         Munich, 12.05.97

sgd.: A. Eder                           sgd.: Moosmann
(Employer)                              (Employee)







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In my capacity as a public translator for the English language, duly commissioned and sworn by the President of the Regional Court I of Munich, I hereby certify that the foregoing is a true and complete English translation of the German document submitted to me.
Munich, Federal Republic of Germany
21 August 1998

/s/ Elisabeth Groner